Exhibit 99.1

Hunt Companies Finance Trust Reports Second Quarter 2018 Financial Results

NEW YORK, Aug. 9, 2018 /PRNewswire/ -- Hunt Companies Finance Trust (NYSE: HCFT) ("we", "HCFT" or "the Company") today announced its financial results for the second quarter ended June 30, 2018. For the second quarter, the Company reported GAAP net loss attributable to common shareholders of $22.4 million, or $0.94 per share, a comprehensive gain of $1.1 million, or $0.05 per share, and core earnings (1) of $2.0 million, or $0.09 per share. The Company also reported a net book value of $4.77 per share at June 30, 2018.

"The second quarter of 2018 was an important one for the Company in a number of key respects. We substantially completed the sale of our legacy MBS portfolio, repaid all our Agency repo and closed out all interest rate hedges. In line with the strategy articulated back in January when Hunt took over management of the Company, we reallocated capital into floating-rate transitional commercial mortgage loans, which benefit from match term CLO financing," noted CEO James Flynn. Mr. Flynn continued, "We achieved this wholesale portfolio transition while maintaining book value essentially flat, and delivering a positive economic return to shareholders after accounting for dividends paid." Mr. Flynn went on to state that "in May, we rebranded the REIT as Hunt Companies Finance Trust to better reflect the new strategic direction and management by Hunt Investment Management. And just as recently announced, our most recent CLO offering priced on August 3rd, 2018 which once closed will substantially complete the transition to our long-term strategy to focus on floating rate commercial mortgage loans." The transaction is expected to settle later in August.

Second Quarter Summary and Subsequent Events

  On April 30, 2018, the Company announced that it had acquired 100% of the equity interests of Hunt CMT Equity, LLC from Hunt Mortgage Group, LLC, an affiliate of Hunt Investment Management, LLC ("our Manager"), for an aggregate purchase price of approximately $68.05 million. Assets of Hunt CMT Equity, LLC include a loan portfolio of performing transitional floating rate commercial mortgage loans financed by a commercial real estate collateralized loan obligation, a licensed commercial lender and eight (8) loan participations.
  In continuation of our new strategic direction, we sold all remaining Agency RMBS, reducing our exposure from $1,095.2 million as of March 31, 2018 to $0.0 million as of June 30, 2018 and closed out all corresponding interest rate hedges. We realized losses of $29.8 million on the Agency RMBS sales and reversed out $23.5 million in unrealized losses previously captured in other comprehensive income for a net loss on sales of Agency RMBS of $6.3 million. This loss was offset by the closeout of our interest rate hedges resulting in realized gains of $23.2 million and a change in unrealized loss of $18.1 million for a net gain on interest rate hedges of $5.1 million. The capital released from this reduction has in part been redeployed into commercial mortgage loan assets, and is expected to be further deployed into new investment opportunities in the commercial real estate space.
  During the quarter, we continued the reduction of our credit risk MBS exposure. We reduced our Multi-Family MBS exposure from $20.3 million at March 31, 2018 to $4.4 million as of June 30, 2018 (on a non-GAAP combined basis). Additionally, we sold our remaining Non-Agency RMBS reducing our exposure from $4.2 million at March 31, 2018 to $0.0 million as of June 30, 2018 (on a non-GAAP combined basis). As a result of the sales of our Multi-Family MBS and Non-Agency RMBS, we realized a gain of $6.1 million on the Multi-Family MBS and realized a loss of $6.9 million on the Non-Agency RMBS and a change in unrealized loss on multi-family loans held in securitization trusts of $4.1 million and a change in unrealized gain on residential mortgage loans held in securitization trusts of $6.9 million resulting in a net gain of $2.0 million on Multi-Family MBS and a net gain of $44,959 on Non-Agency RMBS.
  On August 3, 2018, we announced the pricing of Hunt CRE 2018-FL2, Ltd., a $285 million commercial real estate collateralized loan obligation which will be comprised of 20 first lien floating-rate commercial real estate mortgage assets which, simultaneous with the closing of Hunt CRE 2018-FL2, Ltd., will be acquired from an affiliate of our Manager. The closing is expected to occur on or about August 20, 2018, subject to customary closing conditions.

(1) Core Earnings is a non-GAAP measure that we define as GAAP net income, excluding impairment losses, realized and unrealized gains or losses on the aggregate portfolio and certain non-recurring upfront costs related to securitization transactions or other one-time charges. As defined, Core Earnings includes interest income or expense and premium income or loss on derivative instruments.

New Strategic Direction

As a first and significant step in our strategic transition, we announced on April 30, 2018 that we had acquired 100% of the equity interests of Hunt CMT Equity, LLC from Hunt Mortgage Group, LLC for an aggregate purchase price of approximately $68.05 million. Assets of Hunt CMT Equity, LLC include a loan portfolio of performing transitional floating rate commercial mortgage loans financed by a commercial real estate collateralized loan obligation, a licensed commercial mortgage lender and eight loan participations. The assets of the CLO consist of performing transitional floating rate commercial mortgage loans with a portfolio balance of $320.9 million as of June 30, 2018, collateralized by a diverse mix of property types, including multifamily, retail, office, mixed use, industrial and student housing. The securitization pool is financed by $290.7 million of investment grade notes that bear a weighted average cost of 138 basis points over one month LIBOR, excluding fees and transaction costs. The CLO has a replenishment period that allows principal proceeds from repayments of the portfolio assets to be reinvested in qualifying replacement assets, subject to certain conditions.

As a continuation of our new strategic direction, we completed the transition out of our legacy Agency RMBS portfolio and substantially completed the transition out of our legacy credit risk MBS exposure, as outlined above, in order to release capital for further deployment into commercial real estate assets. On August 3, 2018, we announced the pricing of Hunt CRE 2018-FL2, Ltd. a $285 million commercial real estate collateralized loan obligation.

Investment Portfolio and Capital Allocation

The following table summarizes certain characteristics of our investment portfolio and the related allocation of our equity capital on a non-GAAP combined basis as of June 30, 2018:

For the period ended June 30, 2018	Agency MBS	Multi-Family MBS (1)(2)	Commercial Mortgage Loans	MSRs	Unrestricted Cash (3)	Total
Market Value	-	4,387,999	326,883,547	4,105,613	73,380,534	408,757,693
Collateralized loan obligations	-	-	(287,738,948)	-	-	(287,738,948)
Other (4)	175,253	3,962	21,631,143	-	(726,375)	21,083,983
Restricted Cash and Due to Broker	16,721	-	7,915,511	-	-	7,932,232
Equity Allocated	191,974	4,391,961	68,691,253	4,105,613	72,654,159	150,034,960

(1)

Information with respect to Multi-Family MBS, and the resulting total is presented on a non-GAAP basis. On a GAAP basis, which excludes the impact of consolidation of the FREMF 2012-KF01 Trust, the fair value of our investments in Multi-Family MBS is eliminated on consolidation.

(2)	Includes the fair value of our net investments in the FREMF 2012-KF01 Trust.
(3)	Includes cash and cash equivalents.
(4)	Includes principal receivable, interest receivable, prepaid and other assets, interest payable, dividend payable and accrued expenses and other liabilities.

Operating Performance

The following table summarizes the Company's GAAP and non-GAAP earnings measurements for the quarters ended June 30, 2018 and March 31, 2018:

	Quarter Ended June 30, 2018			Quarter Ended March 31, 2018

Earnings	Earnings	Per weighted share	Annualized return on average equity	Earnings	Per weighted share	Annualized return on average equity
Core Earnings	$ 2,049,343	$ 0.09	3.55%	$ 926,625	$ 0.04	1.63%
GAAP Net Income (Loss)	$ (22,360,789)	$ (0.94)	(38.71)%	$ 10,434,491	$ 0.45	18.37%
Comprehensive Income (Loss)	$ 1,122,352	$ 0.05	1.94%	$ (430,856)	$ (0.02)	(0.76)%

Weighted Avg. Shares Outstanding	23,683,164	23,392,387
Weighted Average Equity	$231,665,002	$230,310,376

Stockholders' Equity and Book Value Per Share

As of June 30, 2018, our stockholders' equity was $150.0 million and our book value per share of common stock was $4.77.

Dividends

The Company previously announced on March 16, 2018, that with effect from the third quarter of 2018, it would switch from paying dividends on its common stock on a monthly basis to a quarterly basis. Accordingly, the Company intends to announce on or about September 14, 2018, its third quarter common stock dividend, payable on October 15, 2018 to stockholders of record on September 28, 2018.

In accordance with the terms of the 8.75% Cumulative Redeemable Preferred Stock ("Series A Preferred Stock") of the Company, the board of directors has also declared monthly cash dividend rates for the third quarter of 2018 of $0.1823 per share of Series A Preferred Stock:

Third Quarter 2018 Series A Preferred Stock Dividends

Month	Dividend	Record Date	Payment Date

July 2018	$0.1823	July 16, 2018	July 27, 2018

August 2018	$0.1823	August 15, 2018	August 27, 2018

September 2018	$0.1823	September 17, 2018	September 27, 2018

Non-GAAP Financial Measures

For financial statement reporting purposes, GAAP requires us to consolidate the assets and liabilities of the FREMF 2012-KF01 Trust. However, our maximum exposure to loss from consolidation of the trusts is limited to the fair value of our net investment therein. We therefore have also presented certain information as of June 30, 2018, and March 31, 2018, that includes our net investments in the consolidated trusts. This information as well as core earnings, economic return and comparative expenses constitute non-GAAP financial measures within the meaning of Item 10(e) of Regulation S-K, as promulgated by the SEC. While we believe the non-GAAP information included in this press release provides supplemental information to assist investors in analyzing that portion of our portfolio composed of Non-Agency RMBS and Multi-Family MBS, and to assist investors in comparing our results with other peer issuers, these measures are not in accordance with GAAP, and they should not be considered a substitute for, or superior to, our financial information calculated in accordance with GAAP. Our GAAP financial results and the reconciliations from these results should be carefully evaluated.

Reconciliation of GAAP to Core Earnings

GAAP to Core Earnings Reconciliation	Three Months Ended	Three Months Ended
	June 30, 2018	March 31, 2018

Reconciliation of GAAP to non-GAAP Information
Net Income (loss) attributable to common shareholders	$(22,360,401)	$10,434,491
Adjustments for non-core earnings
Realized (Gain) Loss on sale of investments, net	$30,497,281	$2,848,007
Realized (Gain) Loss on derivative contracts, net	$(23,192,076)	$(2,792,794)
Unrealized (Gain) Loss on derivative contracts, net	$18,132,701	$(12,783,088)
Unrealized (Gain) Loss on mortgage servicing rights	$(1,084,063)	$(57,689)
Unrealized (Gain) Loss on multi-family loans held in securitization trusts	$5,463,148	$1,355,774
Unrealized (Gain) Loss on residential loans held in securitization trusts	$(5,905,602)	$255,403
Subtotal	$23,911,389	$(11,174,387)

Other Adjustments
Recognized compensation expense related to restricted common stock	$4,857	$4,804
Adjustment for consolidated securities/securitization costs	$493,498	$1,283,061
Adjustment for one-time charges	$-	378,656
Core Earnings	$2,049,343	$926,625

Weighted average shares outstanding	23,683,164	23,392,387

Core Earnings per weighted average shares outstanding	$0.09	$0.04

Additional Information

As of June 30, 2018, we have determined that we were the primary beneficiary of one Multi-Family MBS securitization trust, FREMF 2012-KF01 Trust. As a result, we are required to consolidate the trusts' underlying multi-family loans together with their liabilities, income and expenses in our consolidated financial statements. We have elected the fair value option on the assets and liabilities held within the trust, which requires that changes in valuation in the assets and liabilities of this trust be reflected in our consolidated statements of operations.

A reconciliation of our net capital investment in multi-family investments to our financial statements as of June 30, 2018, is set forth below:

Multi-Family Loans held in Securitization Trusts, at fair value (1)	$23,949,942
Multi-Family Securitized Debt Obligations (non-recourse) (2)	$(19,561,943)
Net Carrying Value	$4,387,999
Cash and Other	$3,962
Net Capital in Multi-Family	$4,391,961

(1) Includes interest receivable
(2) Includes interest payable

Hunt Companies Finance Trust

Hunt Companies Finance Trust is a real estate investment trust ("REIT") focused with its subsidiaries on investing in, financing and managing transitional multi-family and commercial real estate loans, securities backed by multi-family mortgage loans or multi-family mortgage-backed securities ("Multi-Family MBS"), and other mortgage related investment including mortgage servicing rights. The Company's objective remains to deliver attractive cash flow returns over time to its investors.

Hunt Companies Finance Trust is externally managed and advised by Hunt Investment Management, LLC.

Additional Information and Where to Find It

Investors, security holders and other interested persons may find additional information regarding the Company at the SEC's Internet site at http://www.sec.gov/ or the Company website www.huntcompaniesfinancetrust.com or by directing requests to: Hunt Companies Finance Trust, 230 Park Avenue, 19th Floor, New York, NY 10169, Attention: Investor Relations.

Forward-Looking Statements

Certain statements included in this press release and any related webcast / conference call, may constitute forward-looking statements intended to qualify for the safe harbor contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act, as amended. Forward-looking statements are subject to risks and uncertainties. These forward-looking statements include information about possible or assumed future results of our business, financial condition, liquidity, results of operations, plans and objectives. You can identify forward-looking statements by use of words such as "believe," "expect," "anticipate," "estimate," "plan," "continue," "intend," "should," "may," "will," "seek," "would," "could," or similar expressions or other comparable terms, or by discussions of strategy, plans or intentions. Statements regarding the following subjects, among others, may be forward-looking: the return on equity; the yield on investments; the ability to borrow to finance assets; and risks associated with investing in real estate assets, including changes in business conditions and the general economy. Forward-looking statements are based on our beliefs, assumptions and expectations of our future performance, taking into account all information currently available to us on the date of this press release. Actual results may differ from expectations, estimates and projections. Readers are cautioned not to place undue reliance on forward-looking statements in this press release and/or any related webcast / conference call and should consider carefully the factors described in Part I, Item IA "Risk Factors" in our annual report on Form10-K for the year ended December 31, 2017, and the risk factor described in Part II, Item 1A "Risk Factors" in our quarterly report on Form 10-Q for the fiscal quarter ended June 30, 2018, as such factors may be updated from time to time in our periodic filings with the Securities and Exchange Commission ("SEC"), when evaluating these forward-looking statements. Forward-looking statements are subject to substantial risks and uncertainties, many of which are difficult to predict and are generally beyond our control. Additional information concerning these and other risk factors are contained in our 2017 10-K which is available on the Securities and Exchange Commission's website at www.sec.gov. Except as required by applicable law, we disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

FIVE OAKS INVESTMENT CORP. AND SUBSIDIARIES
Consolidated Balance Sheets

	06/30/2018(1)	12/31/2017(1)
ASSETS	(unaudited)
Available-for-sale securities, at fair value (includes pledged securities of $0 and $1,295,225,428 for June 30, 2018 and December 31, 2017, respectively)	$ -	$ 1,290,825,648.00
Commercial mortgage loans, held-for-investment, at amortized cost	326,883,547	-
Multi-family loans held in securitization trusts, at fair value	23,842,162	1,130,874,274
Residential loans held in securitization trusts, at fair value	-	119,756,455
Mortgage servicing rights, at fair value	4,105,613	2,963,861
Cash and cash equivalents	73,380,534	34,347,339
Restricted cash	7,932,233	11,275,263
Deferred offering costs	154,616	179,382
Accrued interest receivable	1,856,506	8,852,036
Investment related receivable	20,505,834	7,461,128
Derivative assets, at fair value	-	5,349,613
Other assets	871,239	656,117

Total assets	$ 459,532,284	$ 2,612,541,116

LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES:
Repurchase agreements:
Available-for-sale securities	$ -	$ 1,234,522,000
Collateralized loan obligations	287,738,948	-
Multi-family securitized debt obligations	19,481,546	1,109,204,743
Residential securitized debt obligations	-	114,418,318
Accrued interest payable	526,251	6,194,464
Dividends payable	-	39,132
Deferred income	29,349	222,518
Due to broker	310,250	1,123,463
Fees and expenses payable to Manager	1,185,000	752,000
Other accounts payable and accrued expenses	225,980	273,201

Total liabilities	$ 309,497,324	$ 2,466,749,839

COMMITMENTS AND CONTINGENCIES (NOTE 15)

STOCKHOLDERS' EQUITY:
Preferred Stock: par value $0.01 per share; 50,000,000 shares authorized, 8.75% Series A cumulative redeemable, $25 liquidation preference, 1,610,000 and 1,610,000 issued and outstanding at June 30, 2018 and December 31, 2017, respectively	37,156,972	37,156,972
Common Stock: par value $0.01 per share; 450,000,000 shares authorized, 23,683,164 and 22,143,758 shares issued and outstanding, at June 30, 2018 and December 31, 2017, respectively	236,787	221,393
Additional paid-in capital	231,320,638	224,048,169
Accumulated other comprehensive income (loss)	(2,436,690)	(15,054,484)
Cumulative distributions to stockholders	(110,137,146)	(104,650,235)
Accumulated earnings (deficit)	(6,105,601)	4,069,462

Total stockholders' equity	150,034,960	145,791,277

Total liabilities and stockholders' equity	$ 459,532,284	$ 2,612,541,116

FIVE OAKS INVESTMENT CORP. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Revenues:
Interest income:
Available-for-sale securities	$ 3,669,376	$ 6,658,679	$ 10,748,966	$ 13,481,301
Residential mortgage loans held-for-sale	-	28,571	-	57,334
Commercial mortgage loans held-for-investment	5,894,000	-	5,894,000	-
Multi-family loans held in securitization trusts	6,976,930	13,569,574	20,204,118	27,518,328
Residential loans held in securitization trusts	954,711	1,298,520	2,102,352	2,653,958
Cash and cash equivalents	55,936	39,747	116,978	75,481
Interest expense:
Repurchase agreements - available-for-sale securities	(2,685,705)	(2,873,843)	(7,637,242)	(4,969,317)
Collateralized loan obligations	(2,889,167)	-	(2,889,167)	-
Multi-family securitized debt obligations	(6,640,257)	(12,862,356)	(19,166,552)	(26,100,080)
Residential securitized debt obligations	(765,914)	(1,030,971)	(1,685,971)	(2,105,323)
Net interest income	4,569,910	4,827,921	7,687,482	10,611,682
Other income:
Realized gain (loss) on sale of investments, net	(30,497,281)	(151,549)	(33,345,288)	(9,468,552)
Change in unrealized gain (loss) on fair value option securities	-	-	-	9,448,270
Realized gain (loss) on derivative contracts, net	23,192,076	1,453,074	25,984,870	3,686,125
Change in unrealized gain (loss) on derivative contracts, net	(18,132,701)	(5,813,275)	(5,349,613)	(8,890,363)
Realized gain (loss) on mortgage loans held-for-sale, net	-	(249)	-	(423)
Change in unrealized gain (loss) on mortgage loans held-for-sale	-	(7,358)	-	(11,067)
Change in unrealized gain (loss) on mortgage servicing rights	1,084,063	(228,329)	1,141,752	(354,775)
Change in unrealized gain (loss) on multi-family loans held in securitization trusts	(5,463,148)	803,206	(6,818,922)	2,102,836
Change in unrealized gain (loss) on residential loans held in securitization trusts	5,905,602	(250,079)	5,650,199	(618,422)
Other interest expense	-	-	-	(152,322)
Servicing income	196,404	192,519	416,382	445,257
Other income	44,617	12,735	60,492	24,906
Total other income (loss)	(23,670,368)	(3,989,305)	(12,260,128)	(3,788,530)
Expenses:
Management fee	604,191	552,882	1,180,326	1,097,392
General and administrative expenses	962,284	1,243,257	2,352,345	2,831,829
Operating expenses reimbursable to Manager	570,833	961,909	1,316,925	2,170,852
Other operating expenses	201,190	324,191	605,659	544,687
Compensation expense	51,107	52,948	147,162	105,822
Total expenses	2,389,605	3,135,187	5,602,417	6,750,582
Net income (loss)	(21,490,063)	(2,296,571)	(10,175,063)	72,570
Dividends to preferred stockholders	(870,726)	(870,726)	(1,751,235)	(1,751,235)
Net income (loss) attributable to common stockholders	$ (22,360,789)	$ (3,167,297)	$ (11,926,298)	$ (1,678,665)
Earnings (loss) per share:
Net income (loss) attributable to common stockholders (basic and diluted)	$ (22,360,789)	$ (3,167,297)	$ (11,926,298)	$ (1,678,665)
Weighted average number of shares of common stock outstanding	23,683,164	18,297,500	23,538,579	17,920,473
Basic and diluted income (loss) per share	$ (0.94)	$ (0.17)	$ (0.51)	$ (0.09)
Dividends declared per weighted average share of common stock	$ 0.06	$ 0.15	$ 0.16	$ 0.30

CONTACT: David Oston, Chief Financial Officer, Hunt Companies Finance Trust (212) 588 2049